Exhibit 10.17

LEASE/

Form 7 Version 5

QUEENSLAND LAND REGISTRY

Land Title Act 1994, Land Act 1994 and Water Act 2000

Dealing Number
Queensland Stamp Duty Paid $2,024.40 On the Amount of [ILLEGIBLE] Duty Code LEES
707830925
Privacy Statement		TRIPLICATE

The Information from this form is collected under the authority of the Land Title Act 1994 the Land Act 1994 and the Water Act 2000 and is used for the purpose of maintaining the publicly searchable registers in the land registry and the water register.

13A:BNE: [ILLEGIBLE] Transaction Number 035/04 Signed: /s/ [ILLEGIBLE] 10/6/04

1.	Lessor	Lodger (Name, address & phone number)	Lodger
Code 172
	Pine Waters Pty Ltd ACN 008 427 398	Stubbs Barbeler, Lawyers
PO Box 12242, George Street
Brisbane Qld 4003
Tel: (07) 3210 3210
Ref: FRS:14152

2.	Lot on Plan Description	County	Parish	Title Reference
	Lot [ILLEGIBLE]	Stanley	North Brisbane	50501503

3.	Lessee Given names	Surname/Company name and number		(include tenancy if more than one)
		Peplin Biotech Ltd ACN 090 819 275

4.	Interest being leased Fee Simple

5.	Description of premises being leased Part of the second level of the Building erected on the Land hatched in black on the plan attached hereto.

6.	Term of lease	5 years	7. Rental/Consideration
	Commencement date:	18 June, 2004	See attached plan.
	*Expiry date:	14 June, 2009
**Options on page 23
*not required for leases in a retirement village **insert nil if no option

8.	Grant/Execution

The Lessor leases the premises described in item 5 to the Lessee for the term stated in item 6 subject to the covenants and conditions contained in the attached schedule.

Witnessing officer must be aware of his/her obligations under section 162 of the Land Title Act 1994

Witnessing Officer		Execution Date	Lessor’s Signature

	signature	10/6/04	/s/ [ILLEGIBLE]
(Secretary)
full name
/s/ Murray Raymond Boyte
	qualification		(Director)
Pine Waters Pty Ltd
(Witnessing officer must be in accordance			ACN 008 427 398
with Schedule 1 of Land Title Act 1994 eg

Legal Practitioner, JP, C Dec)

9.	Acceptance

The lessee accepts the lease and acknowledges the amount payable or other considerations for the lease.

Witnessing Officer		Execution Date	Lessee’s Signature

	signature	25/5/04	/s/ [ILLEGIBLE]
(Secretary)
full name
/s/ [ILLEGIBLE]
	qualification		(Director)
Peplin Biotech Ltd
(Witnessing officer must be in accordance with Schedule 1 of Land Title Act 1994 eg Legal Practitioner, JP, C Dec)			ACN 090819275

FORM 20 Version 1 Land Title Act 1994 and Land Act 1994	QUEENSLAND LAND REGISTRY Page 2 of 37

SCHEDULE

Title Reference 50501503

REFERENCE SCHEDULE

Item 1	Rent:	$ 275.00 per m [2] per annum for the Lease Year

Item 2	Rent Review Dates:	(a) CPI Review Dates: Each anniversary of the Commencement Date of the Term and the New Term.

(b) Percentage Review Dates: Not applicable

(c) Market Review Dates: Commencement Date of the New Term.

Item 3	Percentage Review:	Not applicable

Item 4	Permitted Use:	Commercial Office

Item 5	New Term:	5 years

Item 5A	Further New Term:	Not applicable

Item 6	Name and Address of Guarantors:	Not applicable

Item 7	Notices:

Landlord
	Address:	Pine Waters Pty Ltd ACN 008 427 398 c/- Ariadne Australia Limited Level 14, Central Plaza One 345 Queen Street BRISBANE QLD 4000
	Facsimile No:	(07) 3220 1211

Tenant:
	Address:	Peplin Biotech Limited ACN 090 819 275 G South Tower, 527 Gregory Terrace Bowen Hills, BRISBANE QLD 4006
	Facsimile No:	(07) 3854 0989

Item 8	Bank Guarantee/Deposit:	The amount equivalent to 6 months Rent

FORM 20 Version 1 Land Title Act 1994 and Land Act 1994	QUEENSLAND LAND REGISTRY Page 3 of 37

SCHEDULE

Title Reference 50501503

1.	DEFINITIONS AND INTERPRETATIONS

1.1	In this lease:

Bank Guarantee means an unconditional and irrevocable undertaking (or any replacement or addition to it under clause 18) by a bank and on terms acceptable to the Landlord acting reasonably to pay on demand the amount in Item 8.

Base Outgoings Amount means:

(a)	during the Term the amount of outgoings payable during the Financial Year ending 30 June 2004 and

(b)	during the New Term the amount of outgoings payable during the Financial Year ending 30 June 2008.

Building means the building erected or to be erected on the Land including all fixtures, fittings, plant and other structures at any time in the Building and any modifications to them.

Building Rules means the rules in Appendix 1 (if any), or any other rules notified by the Landlord to the Tenant from time to time.

Business Day means any day in Brisbane that is not a Saturday, Sunday or public holiday.

Carpark means the part of the Complex provided by the Landlord from time to time for the parking of vehicles and includes the associated driveways, exits and entrances.

Common Areas means those parts of the Complex which the Landlord intends for common use by the tenants of the Building and Complex and their employees invitees and tenants.

Commencement Date means that date stated as the commencement date in Item 6 of the Form 7.

Complex means collectively the Land, the Building, together with such other land or improvements either adjacent to or in the vicinity of the Land in which the Landlord, at any time, has an estate, interest or right of occupation or use and which the Landlord considers can be conveniently incorporated into or used for the purpose of the Complex and all buildings and other structures and improvements erected at any time thereon.

CPI Review Date means each of the dates in Item 2(a).

Designated Carpark means the carparks hatched in black on the annexed plan or the carparks allocated by the Landlord from time to time.

Expiry Date means that date stated as the expiry date in Item 6 of the Form 7.

Fire Equipment means all stop-cocks hydrants fire hoses or other fire prevention, detection and extinguishing equipment in the Building.

Further New Term means the period stated in Item 5A.

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SCHEDULE

Title Reference 50501503

Guarantor means the person or persons named in Item 6, anybody who becomes a guarantor at any time during the Term, and the Guarantor’s executors, administrators, successors and permitted assigns.

GST will have the meaning as given to that term under the GST Act.

GST Act means A New Tax System (Goods and Services Tax) Act 1999 and related legislation.

Index Number means the Consumer Price Index (All Groups) Brisbane or the index officially substituted for it.

Land means the land described in Item 2 of the Form 7.

Lease Year means each period of 12 months ending at midnight on the day immediately before the anniversary of the Commencement Date or any broken period if the Term does not end on such an anniversary.

Market Review Date means each of the dates in Item 2(c).

Month means calendar month and the term “monthly” means at intervals of I calendar month.

New Term means the period stated in Item 5.

Non-Statutory Outgoings means the Landlord’s reasonable expenses directly attributable to the operation, maintenance or repair of the Building and non-statutory charges, levies, premiums, rates or taxes payable by the Landlord because it is the owner occupier of the Complex or the Land and such expenses include, but will not be limited to, all costs associated with:-

(a)	Cleaning costs and materials;

(b)	Rubbish removal;

(c)	Light and power charges;

(d)	Airconditioning and ventilation;

(e)	Fire protection and prevention;

(f)	Security;

(g)	Repairs and maintenance;

(h)	Costs for the control of pests, vermin or insects or other similar infestation;

(i)	Costs of maintaining gardens and landscaped areas;

(j)	Reasonable management costs including property management and wages and entitlements paid to any employee of the Landlord engaged in Building repair, management or maintenance;

(k)	Any other reasonable charges incurred by the Landlord in relation to the Complex or the Land.

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SCHEDULE

Title Reference 50501503

Outgoings Contribution means the Lessee’s proportion of the increase in Outgoings over the Base Outgoings Amount. The Lessee’s proportion will be the proportion, expressed as a percentage, that the area of the Premises bears to the total area of all premises in the Building that are leased or occupied or available for lease or occupation and which enjoy or share the benefit resulting from the Outgoings or any part thereof from time to time.

Outgoings Year means each year commencing on the first anniversary of the Commencement Date and thereafter on each anniversary of the Commencement Date after the first anniversary.

Outgoings means the Landlord’s reasonable expenses directly attributable to the operation, maintenance or repair of the Building and charges, levies, premiums, rates or taxes payable by the Landlord because it is the owner or occupier of the Complex or the Land and such expenses include, but will not be limited to the aggregate of Non-Statutory Outgoings and Statutory Outgoings.

Percentage Review Date means each of the dates in Item 2(b).

Permitted Use means the use stated in Item 4.

Premises means the premises described in Item 5 of the Form 7 and includes all Services which are exclusive to the Premises and all partitions, fixtures, floor coverings, blinds, fittings, equipment and other property at any time provided by the Landlord including prior to the Commencement Date and other fixtures, fittings and chattels of the Landlord from time to time installed in the Premises.

Rent means the yearly amount in Item 1 as varied under this lease.

Rent Review Date means a CPI Review Date, Percentage Review Date or Market Review Date.

Services means all water closets, lavatories, grease, traps, water apparatus, wash basins, washrooms, gas fittings, electrical fittings, Fire Equipment, air conditioning equipment, elevators and apparatus utilities and other plant and equipment or services connected to or provided to the Complex.

Statutory Outgoings means the Landlord’s reasonable expenses directly attributable to the operation, maintenance or repair of the Building and charges, levies, premiums, rates or taxes payable by the Landlord because it is the owner or occupier of the Complex or the Land and such expenses include, but will not be limited to, all costs associated with:-

(a)  Rates, taxes and charges payable to any government or other authority;

(b)  Insurance premiums;

(c)  Any other reasonable charges incurred by the Landlord in relation to the Complex or the Land.

Supply will have the meaning given to that term under any statute pursuant to which a GST is levied or imposed.

Term means the period from and including the Commencement Date to and including the Expiry Date.

FORM 20 Version 1 Land Title Act 1994 and Land Act 1994	QUEENSLAND LAND REGISTRY Page 6 of 37

SCHEDULE

Title Reference 50501503

1.2	In this lease unless the contrary intention appears:

(a)	the singular includes the plural and vice versa;

(b)	person includes a firm, a body corporate, an unincorporated association or an authority,

(c)	an agreement, representation or warranty:

(i)	in favour of two or more persons is for the benefit of them jointly and severally; and

(ii)	on the part of two or more persons binds them jointly and severally;

(d)	a reference to:

(i)	an Item is a reference to an item in the Reference Schedule;

(ii)	a person includes the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(iii)	a document includes any Variation or replacement of it;

(iv)	a law includes regulations and other instruments under it and amendments or replacement of any of them;

(v)	a group of persons includes all of them collectively, any two or more of them collectively and each of them individually; and

(vi)	any gender includes each other gender; and

(vii)	where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next succeeding day which is a Business Day.

1.3	Headings are inserted for convenience and do not affect the interpretation of this lease.

2.	RENT

Payment of Rent

2.1	The Tenant must pay to the Landlord or to such person, company or bank in Queensland by way of credit to the Landlord’s nominated bank account as the Landlord may from time to time direct or by such other means as the Landlord may from time to time reasonably direct the Rent by equal monthly instalments in advance on the first day of each month with the first instalment to be paid on the Commencement Date.

2.2	The Tenant must make payments under this lease to the Landlord (or as directed by the Landlord) without set-off, counterclaim, withholding or deduction by the method the Landlord reasonably requires.

2.3	The Landlord need not make demand for any money payable by the Tenant unless this lease states that demand must be made.

FORM 20 Version 1 Land Title Act 1994 and Land Act 1994	QUEENSLAND LAND REGISTRY Page 7 of 37

SCHEDULE

Title Reference 50501503

Rent Review

2.4	On each CPI Review Date, the Rent will be reviewed to an amount represented by A where:

A = B x C

      D

Where B	=	the Index Number for the whole quarter year before the relevant CPI Review Date;

Where C	=	the Rent for the immediately preceding Lease Year; and

Where D	=	is the Index Number for the whole quarter year before the commencement date of the immediately preceding Lease Year.

PROVIDED that the Rent calculated by the above formula shall not be less than the Rent payable for the immediately preceding Lease Year increased by 104%.

2.5	On each Percentage Review Date, the Rent will be reviewed to an amount represented by A where:

A = B x C

Where B	=	the Rent immediately prior to the relevant Percentage Review Date.

Where C	=	the percentage in Item 3.

2.6

(a)	On each Market Review Date the Rent will be an amount equal to the market rent of the Premises as agreed in writing between the Landlord and the Tenant. In default of agreement within one (1) month before the Market Review Date the Rent will be determined by an expert being a registered valuer nominated by the president for the time being of the Australian Institute of Valuers (Queensland Branch).

(b)	The fees of the valuer shall be paid equally by the Landlord and Tenant.

(c)	The Landlord and the Tenant may make written submissions to the valuer as to the market rent within ten (10) Business Days of the valuer’s appointment.

(d)	The valuer shall provide to the Landlord and the Tenant written notice of the market rent determined by the valuer and the basis upon which that determination was made.

2.7	For the purposes of Clause 2.6 the valuer shall take into account the following criteria:

(a)	an assumption (if not a fact) that the Premises are available for leasing with vacant possession by a willing Landlord to a willing Tenant at the relevant date;

(b)	that the tenancy is on the terms and conditions contained in this lease;

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SCHEDULE

Title Reference 50501503

(c)	an assumption (if not a fact) that the Tenant’s covenants and obligations have been fully performed at the relevant review date;

(d)	that no account be taken of the value of any improvements or fixtures erected at the Tenant’s expense and which the Tenant is permitted to remove at the termination of this lease;

(e)	that no account be taken of any deleterious condition of the Premises if that condition results from any breach of any term of this lease by Tenant;

(f)	that no reduction is to be made on account of any incentive given or concession made by the Landlord to secure a tenant or period of rent abatement;

(g)	that regard be had to rental values of comparable Premises but excluding any subletting or other arrangement entered into by the Tenant pursuant to Clause 14.2;

(h)	that no account be taken of the value of the carparks licensed to the Tenant pursuant to Clause 23 of this lease.

2.8	Notwithstanding any Rent review on any Rent Review Date the Rent payable by the Tenant at any time shall in no case be less than the Rent payable during the immediately preceding Lease Year.

2.9	In the event of the Term of the lease commencing on a day other than the first day of a month or expiring or determining on a day other than the last day of a month, the Tenant shall pay to the Landlord in respect of the broken periods prior to the first complete month and subsequent to the last complete month, on the first day of each of such broken periods, a proportionate part of the monthly instalments payable on account of the Rent.

2.10	Until the Rent is determined under Clause 2.6, the Tenant must continue to pay the Rent payable for the previous Lease Year. An appropriate adjustment will be made when the Rent for the current year is determined by the payment of any deficiency by the Tenant or the crediting or holding of any overpayment by the Landlord on account of any other money payable by Tenant.

3.	OUTGOINGS

3.1	The Tenant must pay the Outgoings Contribution for each Outgoings Year.

3.2	Before the start of each Outgoings Year, the Landlord may give the Tenant a notice for that Outgoings Year stating the Landlord’s estimates of the Outgoings and of the Outgoings Contribution for that Outgoings Year. At any time the Landlord may revise those estimates by giving the Tenant a notice.

3.3	The Tenant must pay in the same manner and at the same times as the Rent is payable (under Clause 2.1) the Outgoings Contribution as estimated by the Landlord and notified to the Tenant as provided in Clause 3.2 or alternatively the full amount of any Outgoings which has been issued.

3.4	Within 30 days after the Landlord gives the Tenant a notice of actual Outgoings, the Tenant must pay the Landlord (or the Landlord must credit the Tenant with) the difference between

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SCHEDULE

Title Reference 50501503

what the Tenant has paid on account of the Outgoings Contribution for the Outgoings Year to which the notice applies and what the notice states is payable.

3.5	In the event of the Term of the lease commencing on a day other than the first day of a month or expiring or determining on a day other than the last day of a month, the Tenant shall pay to the Landlord in respect of the broken periods prior to the first complete month and subsequent to the last complete month, on the first day of each of such broken periods, aproportionate part of the monthly instalments payable on account of the Outgoings Contribution.

4.	OTHER CHARGES AGAINST TENANT

4.1	The Tenant must pay to the Landlord:

(a)	all reasonable costs (as between solicitor and client and expenses incurred by the Landlord associated with the preparation, negotiations and finalisation of the Lease including the stamping and registration of the Lease;

(b)	all stamp duties payable in respect of this Lease, registration fees and cost of obtaining the survey plan of the Premises;

(c)	the costs impose by the mortgagee to consent to this lease;

(d)	all reasonable costs (as between solicitor and client) and expenses incurred by the Landlord because of any breach by the Tenant under this lease (including without limitation the cost of any lawful termination of this lease, the re-entry by the Landlord into the Premises or the surrender of this lease) and in relation to the granting, refusing or obtaining of any Consents by the Landlord;

(e)	upon demand by the Landlord the amount of any additional or unusual costs charges and expenses incurred by the Landlord at the request of the Tenant in having any alterations repairs or maintenance to the Premises or to the Services effected outside of the normal working hours of the tradesmen concerned or in providing any special additional or unusual services or facilities for the Tenant;

(f)	all legal fees and disbursements (as between solicitor and client) incurred by the Landlord if the Landlord without fault on its part is made a party to any litigation commenced by or against the Tenant (other than litigation between the Landlord and the Tenant) and arising directly or indirectly out of the Tenant’s occupancy of the Premises;

(g)	interest on overdue rent and other moneys from the due date until actually paid and also upon any judgment which the Landlord obtains against the Tenant from the date of the judgment until satisfied at the rate of 2% above the Landlord’s bank overdraft rate for each month or part of a month during which any payment is overdue or any judgment unsatisfied;

(h)	all rates, taxes, charges and assessment, except income tax and capital gains tax, of any kind not existing at the Commencement Date but which may at any time be assessed, charged or imposed with respect to the Tenant’s use and occupation of the Premises. If they are paid by the Landlord, the Tenant must reimburse the Landlord upon demand.

FORM 20 Version 1 Land Title Act 1994 and Land Act 1994	QUEENSLAND LAND REGISTRY Page 10 of 37

SCHEDULE

Title Reference 50501503

GST and other taxes:

4.2	The amounts payable under this lease do not include any GST. Notwithstanding any other provision in this lease, the amount payable in relation to the a Supply made under or in connection with this lease will be increased by the amount of the GST levied imposed on that Supply and the increased amount must be paid accordingly.

4.3	The party making the Supply must provide on or before the date for payment of the Supply tax invoices that comply with the GST Act to the recipient of that Supply in respect of each amount payable pursuant to this lease.

4.4	Despite any other provision in this lease, if an amount under this lease is a reimbursement or indemnification by one party of an expense, loss or liability incurred or to be incurred by the other party, the amount payable will exclude any part of the amount to be reimbursed or indemnified for which the other party can claim an input tax credit. The other party will assumed to be entitled to full input tax credits unless it can establish otherwise.

5.	USE OF PREMISES

5.1	The Tenant must use the Premises only for the Permitted Use.

5.2	The Landlord does not warrant that the Premises may be used for, or are suitable for use as the Permitted Use.

5.3	The Tenant must obtain and keep current any permits to carry on the Permitted Use and comply with all laws and requirements applying to the Premises or to the Permitted Use. The failure to obtain any consent will not relieve the Tenant of its obligations to pay the Rent and otherwise comply with its obligations under this lease.

5.4	The Tenant is not required under Clause 5.3 to make any structural or capital improvements or alterations unless they are required or made necessary by reason of any neglect or default by the Tenant or any person claiming under the Tenant or by reason of the Tenant’s manner of use and occupation of the Premises or the number or sex of the employees or persons at the Premises.

5.5	The Landlord may permit other people to conduct such businesses in the Complex as it thinks fit even though they are similar to, or the same as, the Permitted Use.

6.	TENANT’S OBLIGATIONS

6.1	The Tenant must not:

(a)	do anything which is annoying dangerous, offensive or illegal;

(b)	use the facilities or Services on the Land for any purposes other than those for which they were installed or constructed;

(c)	overload or interfere with any Services;

(d)	erect any signs or notices on the Premises or on any other part of the Complex without the prior written consent of the Landlord. Such consent will not be unreasonably withheld provided they are customary and/or incidental to the Tenant’s class of

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SCHEDULE

Title Reference 50501503

business and they strictly comply with the Building Rules and all by-laws of the local or other authorities;

(e)	damage any of the walls ceilings or other parts of the Premises;

(f)	bring or store in the Premises any explosive inflammable or corrosive substances except as are normally used by the Tenant in the conduct of its business;

(g)	do anything which may in any way make void or voidable any policy of insurance applicable to the Premises or which may in any way increase the premium payable in respect of any insurance policy. Without prejudice to the rights of the Landlord to determine this lease, the Tenant will pay to the Landlord on demand any increase of premium which may be occasioned by a breach of this subclause;

(h)	obstruct the entrances exits and driveways in and to the Carpark or any part of the Common Areas;

(i)	use any form of light power or heat other than electric current or gas supplied through meters;

(j)	install any electrical equipment on the Premises that overloads the cables switchboards or sub-boards through which electricity is conveyed to the Premises;

(k)	heat or air condition the Premises (other than that installed by the Landlord) without the prior written consent of the Landlord and then only in the manner approved by the Landlord and the Tenant’s expense;

(l)	operate any radio or television receiver, loud speaker or similar device in such manner which is a nuisance to any other tenant of the Complex.

6.2	The Tenant must.

(a)	keep all pipes drains and conduits within the Premises clear at all times and any blockages which may occur in any waste pipes drains and conduits originating within the Premises between their points of origin and their entry into any trunk drain must be cleared by the Tenant using licensed tradesmen approved by the Landlord;

(b)	keep the Premises clean and tidy and at its own expense engage contractors for the regular cleaning of the Premises and the interior surfaces of the windows;

(c)	at its own cost and expense keep the Premises free of rodents termites and cockroaches and other vermin;

(d)	observe the maximum floor loading weights nominated by the Landlord;

(e)	in the event of any notifiable disease happening upon the Premises give all the necessary notices to the proper authorities and give notice in writing to the Landlord and at its own expense thoroughly fumigate and disinfect the Premises;

(f)	advise the Landlord promptly in writing of any damage sustained to the Premises or the defective operation of any of the Services;

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(g)	keep the Premises securely locked when not in use;

(h)	pay promptly to the assessing authority on or before the due date if assessed directly against the Tenant but otherwise to the Landlord within 14 days of being billed by the Landlord all charges including charges for connection and metering in respect of the Premises for:

(i)	electricity; and

(ii)	gas; and

(iii)	water; and

(iv)	any cleansing or refuse service (if requested by the Tenant or directed by the Brisbane City Council); and

(v)	telephone or other utility.

(i)	pay all charges for electricity consumed in the operation of any fan and heating elements within the Premises and the Landlord may apportion (and the Tenant must pay as apportioned) the electricity charges, expenses and outgoings in respect of the working and maintenance of the airconditioning system that are (in the reasonable opinion of the Landlord) required to provide an airconditioning service for the Premises;

(j)	ensure that the Tenant’s employees, customers, visitors or others within its control do not smoke in the Premises or other parts of the Building;

(k)	observe the Building Rules;

(l)	observe any reasonable requirements of the Landlord in relation to the Common Areas, the Complex or the Services;

(m)	comply with the Landlord’s requirements for fire safety and fire drills which relate to the Premises and pay the cost of any attendance at the Complex by the fire brigade or fire rescue service because of the Tenant’s acts or omissions; and

(n)	comply with the Landlord’s reasonable security requirements regulating access to the Building; and

(o)	trade from the Premises under a trade name that has received the Landlord’s prior consent. If the trade name includes words which incorporate the name of the Complex, the Landlord must, upon expiration or termination of this lease, deregister that name.

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SCHEDULE

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7.	TENANT’S OBLIGATION TO REPAIR

7.1	The Tenant must:

(a)	keep the Premises and any fixtures, fittings, furnishings and other property by owned by the Tenant in good repair, working order and condition, excluding fair wear and tear and damage by fire, flood, storm, tempest, explosion, riot, civil commotions, war or otherwise by inevitable accident or act of God;

(b)	replace damaged items in the Premises including plate glass, any property owned by the Tenant and floor coverings. In the case of floor coverings, if required by the Lessor but not more than once during the term of the Lease.

7.2	The exception in respect of fair wear and tear will apply only in the absence of neglect or default on the Tenant’s part and only if the Tenant has taken all reasonable measures and precautions to ensure that any damage defect or dilapidation which at any time is occasioned by fair wear and tear, does not give rise to or cause or contribute to any injury to the Premises.

7.3	The Tenant is not required to effect any repairs of a structural nature, unless they are caused, either directly or indirectly, by the Tenant’s default, neglect, act or omission.

8.	ALTERATIONS TO PREMISES

8.1	The Tenant must not make any alterations or additions, nor install or alter any internal partitions to the Premises without the Landlord’s approval. The Landlord’s approval may be given subject to terms and conditions the Landlord (acting reasonably) decides are appropriate.

8.2	Any application for the Landlord’s consent must include all plans, specifications and finishes for the proposed works.

8.3	If alterations to the Services are required by the Tenant then the Landlord may require that work to be carried out or supervised by its own contractor, at the Tenant’s cost.

8.4	The Tenant must pay all costs of any works it does pursuant to this clause including the Landlord’s reasonable costs in approving and supervising those works.

8.5	The Tenant must obtain any necessary approvals from authorities for any works.

9.	DAMAGE OR DESTRUCTION OF PREMISES

9.1	If the Building is damaged or destroyed and as a result the Premises are unfit for the Tenant’s use and occupation, the Landlord is not liable to pay the Tenant compensation but a proportionate part of the Rent, according to the nature and extent of the damage sustained, and the covenants to repair, maintain and clean will be suspended until this lease is terminated or until the Premises have been restored or made fit for occupation and use by the Tenant.

9.2	The Tenant must continue to use any part of the Premises that is useable, safe and accessible and to comply with the lease as far as possible.

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SCHEDULE

Title Reference 50501503

9.3	If the Building is damaged so that the Tenant’s use of the Premises is substantially adversely affected and the Landlord receives a request from the Tenant to rebuild the Building, the Landlord must give the Tenant a notice within 6 weeks after that notice either:

(a)	terminating this lease on a date not less than 2 weeks after the date the Landlord gives the notice; or

(b)	stating that the Landlord intends to make the Premises fit for the Tenant’s use.

This clause does not impose an obligation on the Landlord rebuild or reinstate the Building or the Premises.

9.4	If the Landlord does not rebuild the Premises within twelve (12) months after giving the notice, the Tenant may give the Landlord a notice stating that the Tenant will terminate this lease.

9.5	The Tenant may not terminate this lease or reduce payments under this clause if the damage is caused by the Tenant or the Landlord’s rights to claim under an insurance policy are prejudiced by any act, negligence or default of the Tenant or of its employees and agents.

9.6	Notwithstanding Clause 9.3, if in the Landlord’s opinion, the Premises or the Building are damaged to such an extent that it is impractical or undesirable to restore the Premises or they have been rendered wholly or substantially unfit for occupation and use, the Landlord may terminate this lease by giving at least 30 days notice to the Tenant.

9.7	If at any time the whole or any part of the Land is lawfully resumed by any authorised authority under the relevant legislation so that the Tenants use of the Premises is substantially adversely affected:

(a)	the Landlord may terminate this lease by giving at least 30 days notice to the Tenant;

(b)	the Landlord will have exclusive rights to any compensation payable;

(c)	upon gazetting of the resumption the Rent and other moneys payable under this Lease will be reduced proportionally in accordance with the portion of the lettable area of the premises affected.

9.8	No liability will attach to either party if this lease is terminated under this clause, provided that such termination will be without prejudice to the rights of either party accrued prior to the termination of this lease.

9.9	Nothing will oblige the Landlord to restore the Premises or the Building to their former specifications. However, the floor area of the Premises and the Services must not be substantially less than those before the event of damage and the materials used must not be of inferior quality or aesthetic appearance to those formerly used.

10.	LANDLORD’S RIGHTS

10.1	The Landlord may:

(a)	with contractors and workmen enter upon the Premises to do any works to the Premises or the Building or its Services. Except in an emergency when this right of

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entry may be exercised at any time, the Landlord will carry out works after reasonable written notice to the Tenant and in such a manner as to minimise as practicable any inconvenience or interruption to the Tenant.

(b)	with its agents and workmen at all reasonable times having given reasonable written notice (no notice required in the case of emergency) enter and view the state of repair of the Premises and leave upon the Premises a notice in writing requiring the Tenant to repair within a reasonable time any defects which are the obligation of the Tenant.

(c)	install and maintain in the Premises pipes cables wires and other means of conveyance of water, sewage, gas, electricity, telephone, communications and other services through and for the Building.

(d)	grant to any tenant of the Land a licence to use any parking bay in the Carpark or any other part of the Common Areas (other than toilets) either exclusively or in common with others for such purposes for such period and upon such terms and conditions as the Landlord thinks fit.

(e)	do any works (including alterations or additions) to the Building or on the Land or any adjoining land.

(f)	may for the purposes of sub-clause (e) of this clause 10.1 interrupt the water gas electrical and other services to the Premises. The Landlord must only carry out works in a manner as to cause as little inconvenience or interruption to the business of the Tenant as is reasonably practicable.

(g)	grant easements or other rights over the Land or adjoining land.

(h)	after reasonable notice, permit prospective purchasers of the Building (and, if the Option has not been exercised, also prospective tenants of the Premises during the last 6 months of the Term) to view the Premises.

(i)	during the last 6 months of the Term display a letting sign in or adjacent to the Premises, unless the Tenant has exercised an option to renew.

(j)	establish Building Rules not inconsistent with this lease relating to the use and occupation of the Complex. Any such rules may from time to time be repealed amended or added to at the discretion of the Landlord and upon notice in writing to the Tenant shall be and become as binding upon the Tenant as if they were set out in this lease as covenants on the part of the Tenant.

(k)	at the Tenant’s cost (after reasonable notice to the Tenant and allowing the Tenant a reasonable time to comply), do anything which the Tenant should have done under this lease but which it has not done or has not done properly (in the Landlord’s reasonable opinion).

(l)	name the Building and grant to a tenant naming rights to the building or erect advertising signs on any part of the Building or Land.

(m)	appoint a building manager for the purpose of:

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(i)	collection of rent and other moneys;

(ii)	enforcement of Building Rules; and

(iii)	caretaking and management of the Building.

The Tenant acknowledges that the building manager will not (in the absence of the Landlord’s prior written authority) have authority to:

(i)	waive breaches of this lease;

(ii)	make representations on the Landlord’s behalf concerning the Land, the Building or the Premises; or

(iii)	contractually bind the Landlord in any way.

(n)	erect and maintain a tenant directory board in the foyer or adjacent to the Building entrance and any entry of the Tenant’s name will be placed on the directory at the Tenant’s cost.

(o)	reconfigure the Land into separate lots and if so the Landlord reserves the right to sell each lot as it sees fit.

(p)	use the roof and exterior walls of the Complex for any purpose including, without limitation the erection and display of sign or advertisement.

(q)	remove or relocate any of the Common Areas or the Carpark or erect and remove kiosks, signs, seats and other structures or additional buildings and grant to any person the exclusive use of any Common Areas. However, in removing or relocating them, the Landlord must cause as little inconvenience or interruption to the Tenant’s business or its employees as it reasonably can.

(r)	restrict access to the Common Areas at any time outside the normal business hours of the Complex.

(s)	designate those parts of the Carpark that may be used by the Tenant, and the days and hours during which it may or may not be used.

(t)	permit any person to hold any function, exhibition or display in the Common Areas upon such terms and conditions as the Landlord decides.

(u)	install a public address system throughout the Common Areas and broadcast recorded music or announcements.

(v)	for so long as the Landlord decides, exclude and restrain any person from entering the Complex or from using or occupying the Common Areas if that person has breached the Building Rules and, after having been notified of such breach, has committed a further breach (whether of the same nature or not).

(w)	alter, add to, extend, vary, or reduce the size, height and/or layout of the Complex and in doing so may:

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(i)	permanently encroach upon the Carpark and Common Areas;

(ii)	use the airspace above or below any part of the Complex;

(iii)	erect additional floors above or below the Complex including multi-storey parking facilities;

(iv)	interrupt the water, electricity, or other Services to the Premises.

However, in carrying out such work, the Landlord must cause as little inconvenience or interruption to the Tenant’s business as it reasonably can have regard to the effective and economical conduct of those works.

11.	LANDLORD’S OBLIGATIONS

11.1	Subject to the Landlord’s rights under the lease while the Tenant complies with its obligations under this lease, it may occupy the Premises during the Term without interference from the Landlord.

11.2	Subject to this lease and any Building Rules, the Landlord will permit the Tenant in common with others having the same rights to exercise and enjoy the right to use the Common Areas for such purposes for such periods and upon such terms and conditions as the Landlord in its absolute discretion may think fit.

11.3	The Landlord will use best endeavours to keep the Services operating so far as provided at the Commencement Date including elevators to reasonably serve the Premises during the hours when the Building is open to the public (as established under the Building Rules) and for those persons under the control of the Tenant having access keys authorising access outside of those hours.

After Hours Airconditioning

11.4

(a)	The airconditioning equipment will operate in the Building between 7.00am and 6.00pm on each Business Day.

(b)	The Landlord shall provide the ability to the Tenant to operate the air conditioning equipment by means of after hours air conditioning switches installed in the Premises.

(c)	The Landlord may apportion the electricity charges, expenses and outgoings in respect of the working and maintenance of the air conditioning equipment and payment of overtime for employees or service providers that are (in the reasonable opinion of the Landlord) needed to provide an air conditioning service for the Premises outside of the hours 7.00am to 6.00pm.

(d)	The Landlord shall notify the Tenant of the amount of the charges described in clause 11.4(c) in writing from time to time and usually as a rate per hour per floor that the after hours airconditioning is used by the Tenant and the Tenant shall pay the amount of those charges.

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(e)	Any amount payable by the Tenant pursuant to this clause must be paid within 14 days of issue of a tax invoice.

12.	LANDLORD’S LIABILITIES AND INDEMNITIES

12.1	The Landlord does not expressly or impliedly warrant that the Premises are at the Commencement Date or will remain fit suitable or adequate for any of the purposes of the Tenant and any warranties as to the suitability fitness and adequateness of the Premises implied by law are negatived.

12.2	The Tenant agrees to occupy and use the Premises at its risk.

12.3	The Landlord will not in any circumstances be liable to the Tenant (except where the Landlord or its appointed agent, its agents or employees has been negligent) for any loss or damage suffered by the Tenant for any failure or interruption of the facilities and Services in the Building or on the Land.

12.4	The Landlord will not be liable for any damage or loss the Tenant may suffer by reason of the neglect or omission of the Landlord to do anything to or in respect of the Premises or the Building and which (as between the Landlord and the Tenant) the Landlord might be legally liable to do unless the Tenant is aware or should reasonably be aware of that thing and has given to the Landlord notice in writing of such act or omission and the Landlord has without reasonable cause failed within a reasonable time to take proper steps to rectify such act or omission.

12.5	The Tenant indemnifies the Landlord against all claims losses damages costs (and in the case of legal costs, such costs are to be reasonable costs) and expenses which the Landlord may incur whether during or after the Term arising from:

(a)	failure to observe or perform any of the covenants of the Tenant under this lease;

(b)	the negligent use or misuse by the Tenant or any servant agent or other person claiming through or under the Tenant of any water gas or electricity or other Services to the Premises or to the Building;

(c)	the overflow leakage or escape of water fire gas electricity or any other harmful agent in or from the Premises caused or contributed to by any act or omission on the part of the Tenant its servants or agents;

(d)	the failure of the Tenant to notify the Landlord of any defect in any of the Fire Equipment or any facilities or Services in the Premises of which the Tenant becomes aware;

(e)	the use of the Premises by the Tenant or any servant or agent or other person;

(f)	any personal injury sustained by any person in or about the Premises;

except, in all cases, to the extent caused or contributed to by the negligence or default of the Landlord, its agents or employees.

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13.	INSURANCES

13.1	The Tenant must maintain policies of insurance in the name of the Tenant, and noting the respective interests of the Landlord and the Landlord’s mortgagee (if any):

(a)	public risk insurance for at least $10,000,000 (or as varied by notice from the Landlord); and

(b)	plate glass insurance against any damage to plate glass caused from within the Premises. The Landlord agrees that any damage to plate glass caused from outside the Premises will be the Landlord’s responsibility;

(c)	fixtures and fittings installed by the Tenant in the Premises and all partitions, fixtures, floor coverings, blinds, fittings and other equipment in the Premises at any time provided by the Landlord for their full replacement value; and

(d)	other insurances which are required by law or which, in the Landlord’s reasonable opinion, are required in connection with the Tenant’s business.

13.2	The Tenant will comply with clause 13. 1 if it has an umbrella policy of insurance for the types of insurance required and which notes the Premises, the Landlord and the Landlord’s mortgagee (if any).

13.3	The Tenant must give the Landlord a certificate of currency of any insurance required by this clause when asked to do so.

13.4	The Tenant must not enforce, conduct, settle or compromise claims under any insurance policy required by this lease without the Landlord’s consent.

14.	ASSIGNMENT SUBLEASES AND MORTGAGES

14.1	The Tenant will not assign this lease or sub-let the Premises without the prior written consent of the Landlord. The Landlord’s consent will not be unreasonably withheld if:

(a)	the Tenant satisfies the Landlord that the proposed assignee is a respectable and financially responsible person of similar financial standing to the Tenant in the case of an assignment of the lease; and

(b)	the Tenant pays any legal fees incurred by the Landlord in connection with the investigation of the proposed assignee and otherwise relating to the proposed assignment; and

(c)	all rent due or payable has been paid by the Tenant and there is no existing unremedied breach of this lease; and

(d)	the proposed assignee provides (at the Landlord’s discretion) a Bank Guarantee in the amount reasonably required by the Landlord and/or personal guarantees by its directors; and

(e)

the Tenant, the Guarantor and the proposed assignee sign a deed with the Landlord whereby the proposed assignee covenants to comply with this lease and appoints the Landlord its attorney for the purpose of surrendering the lease and the Tenant and

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Guarantor covenant not to be released from their obligations for the balance of the Term and any holding over period. The deed is to be prepared by the Landlord’s solicitors at the expense of the Tenant and will otherwise be on such terms as the Landlord reasonably requires; and

(f)	all other reasonable requirements of the Landlord are complied with.

14.2	The Tenant must not sublet, or grant any licence over the Tenant’s interest in this lease, or in any manner part with possession of the Premises or any part of it without the prior written consent of the Landlord which consent will not be unreasonably withheld where the conditions set out in the preceding clause are satisfied.

14.3	Where the Tenant is a corporation other than a company listed on the Australian Stock Exchange, any change in a principal shareholding of the Tenant or in any holding company of the Tenant altering the effective control of the Tenant or its holding company is deemed to be an assignment of this lease requiring the consent of the Landlord.

14.4	The Tenant must not mortgage charge or otherwise encumber its estate or interest in this lease without the prior written consent of the Landlord.

14.5	If the Tenant requests the Landlord to consent to any assignment or sub-letting of the Premises pursuant to this cause the Tenant will pay any reasonable legal or other fees incurred by the Landlord in connection with the investigation of the proposed assignee or sub-Tenant and otherwise relating to the proposed assignment or subletting whether or not the Landlord consents to the proposed assignment or sub-letting.

15.	DEFAULT OF TENANT

Default

15.1	The Tenant will be in breach or default:

(a)	if the Rent is not paid when it is due; or

(b)	if any other moneys payable by the Tenant to the Landlord have not been paid when due or (if payable on demand) after the making of the demand; or

(c)	if the Tenant has not effected the repairs required by any notice given by the Landlord within the time prescribed; or

(d)	if the Tenant fails to observe perform or fulfil any of the other terms covenants conditions and restrictions in this lease on the part of the Tenant (whether positive or negative) after reasonable notice to the Tenant and providing the Tenant reasonable time to remedy any breach or default; or

(e)	if the Tenant being a company enters into liquidation (otherwise than for the purpose of reconstruction) or if a receiver or official manager or an administrator is appointed; or

(f)	if the interest of the Tenant under this lease is attached or taken in execution under any legal process; or

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(g)	if the Tenant proposes to or enters into any arrangement or composition with its creditors; or

(h)	if the Tenant being an individual commits any act of bankruptcy pursuant to the Bankruptcy Act 1966 (as amended) or becomes a bankrupt.

 Non-Waiver

15.2

(a)	No delay or omission by the Landlord to exercise a right or remedy will impair any such right or remedy or be construed as a waiver of the breach or an acquiescence of any subsequent similar breach despite any custom or practice which may have developed between the parties.

(b)	Any waiver of any breach or of any provision of this lease must be in writing and will be effective only to the extent it is specifically stated.

The waiver by the Landlord of any breach by the Tenant will not in any circumstances be construed to permit the Tenant to repeat or continue that breach or any other.

(c)	The Landlord’s acceptance of rent or other money under this lease (before or after termination) is not a waiver of a breach or any acceptance of the repudiation of this lease by the Tenant.

  Forfeiture of Lease

15.3	If the Tenant has made default and has failed to remedy the default in accordance with any mandatory notice the Landlord is required to give under the Property Law Act 1974 (in which case 14 days notice deemed reasonable for the purposes of that Act) the Landlord may, in addition to any other remedies it may have, at its option:

(a)	re-enter into and take possession of the Premises(by force if necessary) and eject the Tenant and all other persons from them; or

(b)	by notice in writing to the Tenant terminate this lease and from the date of giving such notice this lease will be terminated; or

(c)	by notice in writing to the Tenant elect to convert the Term into a monthly tenancy and this lease will be terminated from such notice and the Tenant will hold the Premises as monthly tenant at a monthly rental equal to one twelfth of the Rent and Outgoings payable under this lease at the date of giving the notice but otherwise on the terms and conditions of this lease so far as they can be applied to a monthly tenancy.

15.4	Any moneys tendered by the Tenant after the termination of this lease may be and (in the absence of any express election by the Landlord) will be accepted and applied firstly on account of the Landlord’s costs of re-entry and secondly on account of any Rent and other moneys due but unpaid at the date of termination.

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15.5	If the Landlord exercises its right of re-entry or otherwise terminates this lease then the Landlord may recover from the Tenant damages for breach of this Lease including compensation for loss or bargain being the difference between Rent and other monies that would have been payable after the date of termination until the Expiry Date and the rent received or likely to be received from any other tenant to whom the Premises are, or may be, relet.

15.6	Each obligation of the Tenant to pay money and its obligations to only use the Premises for the permitted use, not to assign or sublet without consent, to keep the Premises in repair, not to make alterations to the Premises without consent, and to take out the insurance policies required under this lease are essential terms of this lease. Other obligations under this lease may also be essential terms.

15.7	If the Tenant abandons the Premises or repudiates this lease prior to the expiration of the Term then the Tenant will remain liable for the payment of the Rent and the payment of the other monies payable until the Landlord finds another person who is prepared to accept a lease of the Premises on terms and conditions satisfactory to the Landlord in which case the Landlord may terminate this lease and lease the Premises to that person.

15.8	The Landlord may without prejudice to any other remedy sue the Tenant for any moneys which may from time to time become due and owing by the Tenant to the Landlord and in particular the Landlord may sue for any instalments of rent and outgoings as and when they become due and later may separately sue for any further sum or sums which are due and owing by the Tenant to the Landlord.

15.9	Expiry or termination of this lease does not affect any rights in connection with an existing breach of this lease.

16.	EXPIRATION OF TERM

16.1	The Tenant must at the expiration or earlier determination of the Term:

(a)	yield up the Premises in the order and condition described in clause 7 and return all keys access cards and similar devices;

(b)	remove all signs attached to the Premises by the Tenant and rectify all damage as a result of the removal;

(c)	remove the Tenant’s chattels from the Premises and rectify damage done to the Premises as a result of the removal;

(d)	if required by the Landlord, reinstate any alterations (including structural alternations) to the Premises made on or after the Commencement Date so that the Premises are in the same condition as at the Commencement Date fair wear and tear excepted; and

(e)	remove all fixtures and fittings (except floor coverings) which have been installed by the Tenant on or after the Commencement Date and rectify all damage as a result of the removal.

16.2	Any fittings or fixtures or other property not removed by the Tenant will be deemed abandoned and will be and become the property of the Landlord and the Landlord may deal

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with them in any way it sees fit, at the Tenant’s expense, without the Landlord becoming liable as a result of such dealing. Nothing will relieve the Tenant from the cost and expense of and associated with any removal by the Landlord of fittings and fixtures not removed by the Tenant from the Premises and the cost and expense of and associated with the making good of any damage to the Premises caused by the removal by the Landlord.

16.3	If the Tenant, with the consent of the Landlord, remains in occupation of the Premises after the Expiry Date the Tenant will hold the Premises as a monthly tenant at a monthly rental equal to one twelfth of the Rent and Outgoings payable under this lease at the Expiry Date but otherwise on the terms and conditions of this lease so far as they can be applied to a monthly tenancy.

17.	OPTION FOR RENEWAL

17.1	If the Tenant:

(a)	is not in default of this lease on the Expiry Date and

(b)	has given notice in writing of its intention to the Landlord not less than 3 months nor more than 9 months prior to the Expiry Date,

the Tenant will be granted a further lease of the Premises for the term set out in Item 5 commencing on the day after the Expiry Date on the same terms and conditions as this lease except for:

(c)	this clause 17.1 which will be deleted; and

(d)	the Rent which will be determined in the manner provided in clause 2.6; and

(e)	items 5 is deleted;

17.2	If the Tenant:

(a)	has validly exercised the option for renewal contained in Clause 17.1;

(b)	is not in default of this lease on the Expiry Date of the New Term; and

(c)	has given notice in writing of its intention to the Landlord not less than 3 months nor more than 9 months prior to the Expiry Date of the New Term,

the Tenant will be granted a further lease of the Premises for the term set out in Item 5A commencing on the day after the Expiry Date of the New Term on the same terms and conditions as this lease except for:

(d)	this clause 17.2 which will be deleted;

(e)	the Rent for the first year of the Further New Term wilt be an amount determined in the manner provided in clause 2.6;

(f)	Item 5A is deleted.

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17.3	If any option is exercised, the parties will sign a new lease or a form of renewal to be prepared stamped and registered by the Landlord’s solicitors at the cost of the Tenant.

17.4	If the Rent for the New Term has not been determined by the commencement date of the New Term the Tenant will, pending the execution of the new lease, pay rent at the previous years rate and the Rent for the New Term will be deemed to be paid and will be credited against the rental for the New Term and the amount of any deficiency will be paid by the Tenant to the Landlord.

18.	BANK GUARANTEE

18.1	On or before the Commencement Date, the Tenant must deliver the Bank Gurantee to the Landlord. Within 14 days after the Rent is increased under this lease, the Tenant must deliver to the Landlord a replacement or additional Bank Guarantee so that the amount guaranteed is always the amount stated in Item 8.

18.2	Within 14 days after the Landlord’s written request, the Tenant must deliver to the Landlord a replacement Bank Guarantee in favour of the purchaser of the Landlord’s interest in the Premises or this lease whereupon the Landlord will return to the Tenant the Bank Guarantee it holds. The Landlord agrees to pay the Tenant’s reasonable costs associated with obtaining the replacement Bank Guarantee.

18.3	If the Tenant does not comply with any of its obligations under this lease, the Landlord may call on the Bank Guarantee, without notice to the Tenant. Within 7 days after the Landlord gives the Tenant a notice asking for it, the Tenant must deliver a replacement or additional Bank Guarantee so that the amount guaranteed is always the amount stated in Item 8.

19.	NOTICES

19.1	A notice or approval in this lease must be in writing.

19.2	Notices are effectively given if:

(a)	Addressed to the other party stated in item 7;

(b)	Delivered or posted to the other party or its solicitor;

(c)	Sent to the last known facsimile number or postal address of the other party.

19.3	Posted notices will be treated as given two (2) business days after posting. Notices sent by facsimile will be treated as given when the sender obtains a clear transmission report.

20.	GENERAL PROVISIONS

20.1	The application to this lease of any moratorium or other act having the effect of extending the Term reducing or postponing the payment of the Rent or otherwise affecting the operation of the covenants of the Tenant or providing for compensation rights or privileges at the expense of the Landlord in favour of the Tenant or any other person is expressly excluded and negatived.

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20.2	A provision of or of a right under this lease may not be waived or varied except in writing signed by whoever is to be bound.

20.3	If either party must or must not do something:

(a)	it must do everything necessary to ensure that its employees and agents comply with that obligation; and

(b)	it may not allow or cause it to be done or do or omit to do anything which results in it happening.

20.4	The Landlord (acting reasonably) may give approval conditionally or unconditionally or withhold approval in its reasonable discretion unless this lease expressly says otherwise.

20.5	Time is of the essence in connection with the Tenant’s obligations under this lease including the payment of money.

20.6	If this lease is registered, the Tenant must not lodge a caveat on the Land.

20.7	If any part of this lease is void, unenforceable or illegal, it is severed and the remainder of this lease has full force and effect. This clause has no effect if the severance alters the basic nature of this lease or is contrary to public policy.

20.8	This lease constitutes the entire agreement of the parties about its subject matter. Any previous agreements understanding and negotiations on that subject matter, cease to have any effect.

20.9	This lease is governed by Queensland law.

21.	DISPUTE

21.1	In the event of any dispute under this lease, either party may request the President for the time being of the Queensland Law Society to appoint an independent person appropriately qualified to resolve the dispute (“the Expert”).

21.2	The expert will act as an expert and not an arbitrator and must give a written decision including reasons. Unless there is a manifest error, the Expert’s decision is final and binding on both parties.

21.3	The Expert may hear representations from both parties and take advice from people that person considers appropriate.

21.4	Each party must pay its own costs of the dispute and the costs of the Expert are at the discretion of the Expert.

22.	POWER OF ATTORNEY

22.1	The Tenant irrevocably appoints:

(a)	the Landlord; and

(b)	its directors and secretary

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jointly	and severally to be the true and lawful attorneys and attorney of the Tenant to:

(c)	execute on behalf of and in the name of and as the act and deed of the Tenant a surrender of this lease; and

(d)	to do all such things and sign all documents as may be necessary to obtain registration of that surrender and otherwise required to be done by the Tenant under this lease including but not limited to signing a Lot Lease (under clause 24) and withdrawals of caveats.

22.2	The power of attorney will not be exercised unless this lease has been terminated by the Landlord in accordance with the powers of the Landlord sufficient proof to the Registrar of Titles will be the declaration of the attorney exercising the power.

22.3	The Tenant hereby ratifies and confers in and agrees at all times to ratify and confirm all the attorney does by virtue of this clause.

23.	CARPARK LICENCE

23.1	For so long as this Lease has not been validly terminated or expired the Landlord grants the Tenant a licence to enter and leave the Carpark and to park 1 motor vehicle in each of the 4 Designated Carparks during all hours the premises may be lawfully occupied. The 4 Designated Carparks are as follows:

(a)	2 under cover secured Designated Carparks at no additional cost for the Term of the Lease; and

(b)	2 additional under cover secured Designated Carparks at no additional cost on a month to month licence basis. Either party may at any time during the Term on one (1)months’ notice in writing to the other terminate this monthly licence.

23.2	The licence to park contained in subclause 1 is granted by the Landlord to the Tenant and subject to the conditions contained in Appendix 2.

24.	CONVERSION TO STRATA TITLE

24.1	Subject to the Lot Lease being on terms similar to this Lease and there being no substantial derogation of the Tenant’s rights as contained in this Lease:

(a)	The Landlord may subdivide the Land and/or Building or amalgamate the Land with other land by registration of one or more Survey Plans to create a Community Titles Scheme. To facilitate registration of a Survey Plan the Tenant will surrender this lease. The Landlord will grant and the Tenant will accept a Lot Lease in accordance with this Clause.

(b)	If at any time the Landlord serves a Strata Notice on the Tenant then the Tenant will execute, and return to the Landlord’s solicitors within seven (7) days of receipt from them, the Surrender Documents and Lot Lease (previously prepared and submitted by the Landlord or its solicitors). The Lot Lease shall be delivered to the Tenant at the time the Landlord serves a Strata Notice.

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(c)	The Landlord will as soon as practicable and in any event within 12 months attend to the registration of the Survey Plan but may at any time withdraw the Survey Plan from registration or cancel the Strata Notice by written notice to the Tenant, at the same time returning to it the Surrender Documents.

(d)	The Landlord and Tenant agree that this lease will be deemed surrendered only if registration of the Survey Plan occurs, with effect from the Surrendered Date and the Tenant will hold as tenant from the Surrender Date until registration of the Survey Plan as a tenant at will at law but on the same terms and conditions in this lease (including payment of rent) and subject to the covenants of the parties constituting an agreement to lease in the following sub-clause.

(e)	The Landlord will grant and the Tenant will accept a Lot Lease as from the Survey Plan registration date and as and from that date the parties will be bound to its terms as if the Lot Lease had been signed, stamped and registered in the Department of Natural Resources immediately upon registration of the Survey Plan.

(f)	The Tenant will execute and return to the Landlord’s solicitors within fourteen (14) days following notification by them that the Survey Plan has registered in the Department of Natural Resources a Lot Lease in triplicate signed by the Tenant.

(g)	The Landlord will bear the costs of the Landlord’s solicitors in preparation of all required documents, the stamping of the Lot Lease and Surrender Documents and registration of the Lot Lease and Survey Plan (including mortgagee’s consent).

(h)	The Landlord will bear the reasonable legal costs of the Tenant to review the Surrender,Documents and the Lot Lease.

(i)	The Tenant shall not be entitled to make any objection or claim any compensation if the subdivision under this clause 24 results in a variation in the area the Premises to comply with the requirements of the Department of Natural Resources and/or the provisions of any statute.

(j)	For the purpose of this clause the terms listed below have the following meanings:-

“Lot Lease” shall mean a lease on the same terms and conditions as this lease with the amendments deemed reasonably necessary by the Landlord to take into account the Body Corporate Community Management Act (Qld) and any other relevant legislation including but not limiting the requirement to obtain body corporate consent when required, the payment of administrative fund and sinking fund levies and the obligation to comply with the relevant community management statement.

“Strata Notice” means a notice in writing by the Landlord to the Tenant confirming the Landlord’s intention to register a Survey Plan of Land;

“Surrender Date” means the date immediately preceding the Survey Plan registration date.

“Surrender Documents” means a surrender of the lease (in the form of a Deed and registrable instrument if this lease is registered) and all such declarations as may be required to facilitate assessment of stamp duty with respect to the Surrender;

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“Survey Plans” means a survey plan within the meaning of the Land Titles Act (Qld) and the Body Corporate and Community Management Act (Qld) and includes the resubdivision of lots on a survey plan.

24.2	The Landlord is entitled to subdivide the Land and/or the Building by way of registration of a volumetric plan of subdivision and a Building Management Statement and the provisions of clause 24.1 shall apply mutatis mutandis to such a subdivision.

25.	STAGED DEVELOPMENT

25.1	The Tenant acknowledges that the Building is part of a staged development and as such construction and other works will be undertaken by the Landlord as part of the further development on the balance of the Land (“Works”). The Landlord discloses that it may develop (with related entities, by joint venture or some other arrangement) adjacent land.

25.2	The Landlord must during the hours of 8:00am to 6.00pm Monday to Friday (excluding public holidays) take all reasonable steps to limit:

(a)	disruption of the Tenant’s use of the Premises or interference with the Tenant’s quiet enjoyment of the Premises, including, without limitation any:

(i)	interruption to the electricity supply, water supply or any other service provided in respect of the Premises;

(ii)	interference caused by water, noise or dust; and

(iii)	interference to the Tenant’s access to any car parking facilities provided in respect of the Premises; or

(b)	disruption of the Tenant’s business,

as a result of the Works, or as a result of any development of adjacent land undertaken by the Landlord (whether alone

or

with related entities, by joint venture of some other arrangement).

25.3	The Landlord shall from time to time upon request and upon reasonable notice inform the Tenant as to how the works are being managed.

25.4	Subject to the Landlord complying with its obligations under this clause, the Tenant will not object to any disruption or disturbance caused by or incidental to the Works and any such disruption or disturbance shall not constitute a breach of clause 11 of this Lease.

25.5	The Tenant acknowledges that during construction of the Works, the Landlord shall be entitled to temporarily change the access into the Premises through the Common Areas provided a reasonable alternative is provided.

26.	TRUSTEE CAPACITY

26.1	If the Premises are at any time held by the Tenant upon the terms of or are subject to any trust (the “Trust”) and whether or not the Landlord is aware of the Trust:

(a)	the Tenant accepts this lease both as trustee of the Trust and in his personal capacity. The Tenant is personally liable for the performance observance and fulfilment of this lease on the Tenant’s part;

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(b)	in the event of any unremedied default under this lease by the Tenant, the Tenant must take all necessary steps and proceedings to ensure that the Trust assets are made available for rectifying such default and compensating the Landlord for claims for such default. The Tenant must assign to the Landlord upon demand all rights of indemnity which the Tenant may have against the assets of the Trust; and

(c)	the Tenant covenants that it has power and authority to enter into this lease under the Trust and that the entering into of this lease is in the due administration of the Trust.

27.	SALE BY LANDLORD

27.1	If the Landlord sells an interest in the Land or in this lease, to the extent that the purchaser or assignee is responsible for compliance with the Landlord’s convenants and obligations, the Landlord, without further written agreement, will be relieved of liability under this lease. In the event of such a sale, the Tenant shall provide a replacement Bank Guarantee in favour of the new owner, if required by the Landlord.

27.2	The Landlord must procure the execution by the purchaser or assignee covenants (“Purchaser’s Covenant” ) in favour of the Tenant that the purchaser or assignee is bound by the provisions of the covenants in this Lease granting an option of renewal to the same extent as if the purchaser or assignee was named as the landlord in this Lease and that such purchaser or assignee will not sell or dispose of the Land or its interest in the Land until the purchaser procures covenants from his purchasers or assignee in terms identical with the Purchaser’s Covenant in favour of the Tenant.

28.	MORTGAGE OF THE LAND

28.1	In consideration of the landlord granting this lease, the Tenant agrees that the consent of any mortgagee, of the Landlord ( “the Mortgagee” ) is subject to the following:

(a)	such consent will not prejudice the Mortgagee’s rights, powers and remedies under the relevant bill of mortgage which will remain in full force and effect as if the consent had not been given. However, for so long as the Rent is paid strictly in accordance with this lease and this lease is duly observed and performed, the Mortgagee will only exercise its power of sale and any other remedy for default under the relevant bill of mortgage subject to the then subsisting rights of the Tenant;

(b)	the Tenant will also obtain the Mortgagee’s consent or approval in all cases where the Landlord’s consent or approval is required. Any consent or approval given by the Landlord will be subject to the consent or approval of the Mortgagee;

(c)	upon the Mortgagee giving notice to the Tenant of taking receipt of the rents and profits of the Land:

(i)	the Tenant’s covenants in this lease will be deemed to have been entered into by the Tenant with the Mortgagee; and

(ii)	all the rights, powers and remedies of the Landlord will vest in and be exercisable by the Mortgagee until such notice is withdrawn or the relevant mortgage is discharged;

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(d)	unless the Mortgagee is in possession of the Land, the Mortgagee will not be bound to perform and will not incur any liability for the provisions of this lease which are on the part of the Landlord to be performed and observed;

(e)	such consent will, at the Mortgagee’s option, be void and of no effect if the Tenant fails to observe and perform any of the conditions in this Clause provided that the Mortgagee has given the Tenant reasonable notice and time to rectify any defect or default and the Tenant fails to do so.

28.2	This lease is subordinate to every mortgage that at any time affects the Land The Tenant must agree with the Mortgagee that if the Mortgagee becomes a mortgagee in possession or takes action to realise the security of the mortgage, the Tenant will attorn to the Mortgagee, as a Tenant, all the provisions of this Lease, if the Mortgagee agrees in writing to accept the attornment and allow the Tenant to continue in occupation of the Premises until this lease is lawfully terminated. The Tenant appoints the Landlord its agent or attorney, at its option, to sign all documents in confirmation of the subordination and an attornment. The Tenant must, if asked by the Mortgagee, promptly sign a document in confirmation of this provision.

29.	SPECIAL CONDITION — FITOUT

29.1	The Tenant acknowledges and agrees that:

(a)	it must submit to the Landlord for the ‘Landlord’s approval the Tenant’s fitout plans. The Landlord must promptly review the Tenant’s fitout plans and advise the Tenant within seven (7) days of their submission as to whether or not the Landlord approves of them;

(b)	the Landlord will not unreasonably withhold its approval to the Tenant’s fitout plans however, in granting its approval, the Landlord may impose reasonable conditions with which the Tenant must comply;

(c)	the Tenant must, at its own cost, apply for and diligently pursue all necessary approvals of all relevant authorities for the constructions and installation of the Tenant’s fitout according to the fitout plans approved by the Landlord; and

(d)	the Tenant agrees to keep and maintain the Tenant’s fitout in good repair and condition and to ensure that the Tenant’s insurance covers the fitout.

29.2	The Landlord agrees that the Landlord will at its cost construct in a good and workmanlike manner and within a reasonable time the inter-tenancy walls and provision of associated ancillary works to create the Premises.

29.3	The Landlord and Tenant agree to cooperate with each other in relation to the construction of the inter-tenancy walls and associated works to create the Premises in conjunction with the Tenant’s fitout.

29.4	The Landlord agrees that the Landlord will, at its costs, establish and secure the Premises.

30.	SPECIAL CONDITION — FITOUT CONTRIBUTION

30.1	The Landlord agrees to contribute the sum of $85,000.00 (exclusive of GST) towards the Tenant’s fitout costs (“the Landlord’s Fitout Contribution”). The Landlord and Tenant agree:

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(a)	the Landlord shall retain ownership of the fitout to the value of the Landlord’s Fitout Contribution;

(b)	the Landlord’s Fitout Contribution shall first be applied to building works and any balance to individual fixtures, fittings and equipment; and

(c)	the Tenant must provide the Landlord with valid tax invoices for the payment of the Landlord’s Fitout Contribution. The Landlord must attend to payment of the tax invoices within fourteen (14) days of receipt of the same by the Landlord.

On completion of the Tenant’s fitout, the Tenant shall provide to the Landlord an itemized account of the Landlord’s fitout as certified by the Tenant’s architect.